FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              ALABAMA POWER COMPANY
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             (Exact name of registrant as specified in its charter)


          ALABAMA                                            63-0004250
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(State of incorporation or organization) (IRS Employer Identification No.)


600 North 18th Street, Birmingham, Alabama                        35291
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  (Address of principal executive offices)                     (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                         Name of each exchange
             Title of each class                        on which each class is
             to be so registered                          to be so registered
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1,520,000 shares 5.83% Class A Preferred Stock         New York Stock Exchange
Cumulative, Par Value $1 Per Share
(Stated Capital $25 Per Share)

6,480,000 shares 5.20% Class A Preferred Stock         New York Stock Exchange
Cumulative, Par Value $1 Per Share
(Stated Capital $25 Per Share)

Securities to be registered pursuant to Section 12(g) of the Act:

                                     -None-


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.      Description of Registrant's Securities to be Registered.

             This Registration Statement relates to the 1,520,000 shares of 5.83% Class A Preferred Stock and the 6,480,000 shares of 5.20% Class A Preferred Stock of Alabama Power Company (the "Company "). A description of the new stock is contained in the Registration Statement on Form S-3, Registration No. 333-61845, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the new stock also will be included in a prospectus supplement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act. Such prospectus supplement shall be deemed to be incorporated by reference herein.


Item 2.       Exhibits.

Exhibit Number

           1           --    Registration Statement on Form S-3 filed by the
                             Company (Registration No. 333-61845)
                             (incorporated herein by reference).

           4(a) -- Form of Amendment to Charter of the Company dated August 14, 1998, which includes resolutions of the Board of Directors of the Company establishing the new stock (designated in Current Report on Form 8-K, File No. 1-3164, dated August 10, 1998 as Exhibit 4.4 and incorporated herein by reference).



           Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.

                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Dated      August 17, 1998            ALABAMA POWER COMPANY



                                      By       /s/  Wayne Boston
                                                        Wayne Boston
                                                      Assistant Secretary